UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2009

Kentucky USA Energy, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky	40741
(Address of principal executive offices)	(Zip Code)

(606) 878-5987

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by Kentucky USA Energy, Inc. (the “Company”) on April 24, 2009.

This press release announces that the Company has reached total depth (“TD”) of 3,460 feet on its Swinney #1 well located on its leasehold in the New Albany Shale in western Kentucky.  This well’s log confirms that there is approximately 140 feet of shale formation encountered in this well and is showing strong gas to the surface.  An additional gas zone which was not in the original reserves study, the Dutch Creek formation, was also encountered in the Swinney #1 well between 2,582 and 2,594 feet.  Initial open flow tests from the Dutch Creek formation show an approximate potential flow of more than 150,000 cubic feet per day.

In addition, the press release provides substantive progress updates on the Company’s drilling operations with respect to four of its other well locations, J & Johnston #4, Golden Eagle #1, Slinker #2, and Hunter Wells #4.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated April 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: April 29, 2009	By:	/s/ Steven Eversole
Steven Eversole
Chief Executive Officer